EXHIBIT 99.1
NEWS RELEASE
Contact: Brainerd Communicators, Inc.
Jennifer Gery (media)
Mike Smargiassi (investors)
212.986.6667
investor.relations@glenayre.com
Glenayre Announces First Quarter 2006 Results
NEW YORK – May 9, 2006 — Glenayre Technologies, Inc. (NASDAQ: GEMS), a global provider of messaging solutions through Glenayre Messaging and entertainment products and services through Entertainment Distribution Company, LLC (“EDC”), today reported first quarter financial results for the period ending March 31, 2006.
On May 31, 2005, EDC acquired Universal Music Group’s U.S. and central European CD and DVD manufacturing and distribution operations. Accordingly, for comparative purposes this release includes pro forma financial information that summarizes the combined results of operations of Glenayre Technologies and the operations of EDC on a pro forma basis, as though the companies had been combined as of the beginning of each of the periods presented.
Highlights:
•	Consolidated revenue of $86.4 million for the first quarter of 2006

•	EDC revenue of $70.1 million for the first quarter of 2006 compared to $67.1 million in 2005 on a pro forma basis, an increase of 4%

•	EDC net loss of ($4.1) million, including $1.1 million of allocated corporate overhead costs, for the first quarter of 2006 compared to net loss of ($1.2) million in 2005 on a pro forma basis, with no corporate overhead

•	EDC EBITDA (as defined below) of $1.7 million, including $1.1 million of allocated corporate overhead costs, for the first quarter of 2006 compared to $4.9 million in 2005 on a pro forma basis, with no corporate overhead

•	Messaging revenue of $16.4 million for the first quarter of 2006 compared to $17.9 million in 2005, a decrease of 9%

•	Messaging net loss from continuing operations of ($2.6) million for the first quarter of 2006 compared to net income from continuing operations of $1.8 million in 2005

•	Included in EDC’s results for the first quarter of 2006 is $85,000 of stock option expense and $177,000 of amortization expense relating to EDC profits interests awarded to management. Included in Messaging’s results is $298,000 of stock option expense.
Glenayre’s Chairman and Chief Executive Officer Clarke Bailey stated, “In the first quarter EDC performed within our expectations, driven by higher than expected volumes from Universal Music. EDC continues to make significant progress in the implementation of its strategic plan to expand its product offering, secure new customers and drive additional efficiencies across its manufacturing and distribution infrastructure. While Messaging posted a significant increase in international sales over the same quarter in the prior year, it was not enough to offset weak domestic results. Late last week we were notified by Sprint Nextel that we will no longer be included in their voicemail vendor selection process. As a result of this decision and a soft domestic market we are adjusting Messaging’s 2006 revenue outlook to equal or slightly less than revenues achieved in 2005. These changes in the business environment reinforce the need for Messaging to develop a broader global customer base and product portfolio and also require us to accelerate our merger and acquisition activity for the Messaging business. With seasoned management teams, both of our divisions continue to execute on their business plans while actively pursuing organic and inorganic growth opportunities.”
“We are executing across all facets of our business,” stated Jim Caparro, President and Chief Executive Officer of EDC. “We continue to refocus our organization into a profit-driven enterprise and are benefiting from increased production volumes and improved operating efficiencies. As we build upon our solid operating foundation we are expanding our CD and DVD capabilities to handle Universal’s reversionary business, as well as increased activity from our new third-party customers. We announced today the addition of four third-party customers, broadening EDC’s customer base of diversified entertainment content companies. As we implement our multi-pronged growth strategy we remain focused on expanding our product offering in order to deliver additional value to our customers across the supply chain.”
“We remain committed to our growth strategy and continue to focus on driving profitable growth,” said Bruce Bales, President of Glenayre Messaging. “Sales in the quarter were impacted by soft domestic results from several of our largest domestic customers, including Sprint Nextel. Given our outlook for the domestic market and Sprint Nextel’s vendor decision, we are working to adjust our expense structure to bring it in line with our revised expectations for the year. We are seeing significant interest in our video applications and continue to benefit from robust international growth. We will continue to prudently expand our business as we seek to enhance our product offering and diversify our client base.”
Management will host a conference call to discuss its first quarter 2006 financial results today at 9 a.m. ET. To access the conference call, please dial 973-935-8599 and reference pass code 7263042. A live webcast of the conference call and the presentation slides will also be available on the Company’s corporate Web site, located at www.glenayre.com. A replay of the conference call will be available through Tuesday, May 16, 2006, at midnight ET. The replay can be accessed by dialing 973-341-3080. The pass code for the replay is 7263042
Additional first quarter financial details and presentation materials may be found on the Company’s Web site using the following link:
http://www.glenayre.com/glenayre/investors/quarterly_financials.cfm.
Summary of First Quarter 2006
For the first quarter of 2006, the Company reported consolidated revenue of $86.4 million.
EDC’s revenue of $70.1 million compares to revenue on a pro forma basis of $67.1 million for the first quarter of 2005, an increase of 4%. Manufactured unit volumes in the first quarter of 2006 increased approximately 13.1% over the same quarter last year. First quarter 2006 revenues were impacted by lower DVD pricing and volume discounts relating to increased forecasted units to be delivered primarily in the second quarter of 2006. Approximately 51% of the revenue in the first quarter of 2006 was generated in the U.S. and 49% internationally.
Messaging business revenue of $16.4 million compares to $17.9 million for the first quarter of 2005. ICE products accounted for approximately 39% of the revenue, legacy products 26% and services 35%. During the same quarter in the prior year, legacy product made up 72% of the revenue and services 24%. International sales contributed 20% of the revenue compared to 11% in the same quarter in 2005.
The Company reported a net loss from continuing operations of ($6.7) million for the first quarter of 2006, or ($0.10) per share, which compares to net income from continuing operations of $1.8 million, or $0.03 per share, for the first quarter of 2005.
Including discontinued operations, the Company reported a net loss of ($6.9) million, or ($0.10) per share, for the first quarter of 2006 compared to net income of $1.8 million, or $0.03 per share, for the first quarter of 2005.
The Company generated negative earnings from continuing operations before interest, taxes, depreciation and amortization (“EBITDA”) of ($0.6) million in first quarter of 2006 as compared to a positive $6.6 million in the first quarter of 2005 on a pro forma basis. After corporate allocations, EDC generated a net loss from continuing operations of ($4.1) million and EBITDA of $1.7 million in the first quarter of 2006 as compared to a net loss from continuing operations of ($1.2) million and EBITDA of $4.9 million, respectively, in the first quarter of 2005 on a pro forma basis. The Messaging business, after corporate allocations, generated a net loss from continuing operations of ($2.6) million and negative EBITDA of ($2.4) million in the first quarter of 2006 as compared to net income of $1.8 million and EBITDA of $1.8 million in the first quarter of 2005. Included in EBITDA for EDC and Messaging during the first quarter of 2006 was corporate overhead of $1.1 million and $0.3 million, respectively. Corporate overhead was allocated 100% to the Messaging business in the first quarter of 2005. A reconciliation between results on a GAAP basis and EBITDA is provided immediately following the Condensed Consolidated Financial Statements.
As of March 31, 2006, the Company had unrestricted cash and short-term investments of $71.9 million and restricted cash of $39.6 million compared to unrestricted cash and short-term investments of $78.8 million and restricted cash of $40.3 million at December 31, 2005. $16.5 million of the restricted cash at both March 31, 2006, and December 31, 2005, is held as security for EDC’s credit facility. The Company attributed the decrease in unrestricted cash at March 31, 2006 primarily to EDC capital expenditures, the Messaging loss, and the payment of 2005 incentive bonuses. Included in cash at December 31, 2005, was $5.6 million that was invoiced to Messaging customers and paid for in prior periods, but revenue recognition was delayed to the first quarter of 2006 when revenue recognition criteria were met.
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About Glenayre Technologies
Comprised of two divisions, Glenayre Technologies (NASDAQ: GEMS) is a global provider of messaging solutions through the Glenayre Messaging business and entertainment products through Entertainment Distribution Company, LLC (EDC). Headquartered in Atlanta, GA, Glenayre Messaging is an international supplier of next-generation messaging solutions and enhanced services for wireless and wireline carriers and MSO/cable companies. Glenayre Messaging provides solutions for voice, fax and e-mail messaging, including voice mail, video mail, multimedia messaging (MMS), and short message service (SMS). Entertainment Distribution Company is the largest provider of pre-recorded entertainment products, including CDs and DVDs, for Universal Music Group, the world leader in music sales. Headquartered in New York, EDC’s operations include manufacturing and distribution facilities throughout North America and in Hanover, Germany. For more information, please visit www.glenayre.com.

This news release contains statements that may be forward-looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon the Company’s current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. Some of these results and uncertainties are discussed in the Company’s most recently filed Annual Report on Form 10-K and the Company’s most recently filed Quarterly Report on Form 10-Q. These factors include, but are not limited to potential intellectual property infringement claims; internal control deficiencies, litigation; potential acquisitions and strategic investments; environmental laws and regulations; ability to attract and retain key personnel; volatility of stock price; competition; variability of quarterly results and dependence on key customers; international business risks; sensitivity to economic trends and consumer preferences; increased costs or shortages of raw materials or energy; advances in technology and changes in customer demands; development of digital distribution alternatives including copying and distribution of music and video files; continuation and expansion of third-party agreements; proprietary technology; potential changes in government regulation; potential market changes resulting from rapid technological advances; restructuring activities; variability in production levels; and compliance with Senior Secured Credit Facility covenants. The Company assumes no obligation to update any forward-looking statements and does not intend to do so.
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GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2006	December 31, 2005
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$71,865	$78,803
Restricted cash	10,522	10,602
Accounts receivable, net	34,711	29,148
Current portion of long-term receivable	2,021	7,530
Inventories, net	15,201	15,620
Prepaid expenses and other current assets	12,977	12,231

Total Current Assets	147,297	153,934

Restricted cash	29,094	29,727
Property, plant and equipment, net	64,077	62,340
Long-term receivable	6,589	5,106
Goodwill and Intangibles	60,520	59,642
Other assets	4,618	6,883

TOTAL ASSETS	$312,195	$317,632

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$32,410	$28,990
Accrued and other liabilities	39,264	40,395
Income taxes payable	10,108	9,489
Deferred income taxes	222	215
Deferred revenue	4,573	9,003
Loans from employees	1,076	1,132
Current portion of long-term debt	14,748	14,530
Accrued liabilities, discontinued operations	2,304	2,174

Total Current Liabilities	104,705	105,928

Other non-current liabilities	3,542	3,353
Loans from employees	3,218	4,113
Long-term debt	62,543	61,868
Pension and other defined benefit obligations	30,381	29,281
Deferred income taxes	8,340	8,462
Accrued liabilities, discontinued operations	—	61

Total Liabilities	212,729	213,066

Minority interest in subsidiary company	886	886

Stockholders’ Equity:
Preferred stock, $.01 par value; authorized: 5,000,000 shares, no shares issued and outstanding	—	—
Common stock, $.02 par value; authorized: 200,000,000 shares, outstanding: 2006 — 68,649,636 shares; 2005 — 68,063,799 shares	1,372	1,361
Contributed capital	365,761	364,376
Accumulated deficit	(267,796)	(260,874)
Cumulative translation adjustment, net of tax	(757)	(1,183)

Total Stockholders’ Equity	98,580	103,680

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$312,195	$317,632

GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
REVENUES:
Product sales	$60,318	$13,658
Service revenues	26,128	4,264

Total Revenues	86,446	17,922

COST of REVENUES :
Cost of sales	48,852	4,155
Cost of services	18,440	2,470

Total Cost of Revenues	67,292	6,625

GROSS MARGIN :	19,154	11,297

OPERATING EXPENSES:
Selling, general and administrative expense	18,752	6,984
Research and development expense	4,575	3,034
Amortization of intangible assets	1,755	—

Total Operating Expenses	25,082	10,018

OPERATING INCOME (LOSS)	(5,928)	1,279

OTHER INCOME (EXPENSES):
Interest income	1,048	530
Interest expense	(1,411)	(7)
Loss on disposal of assets, net	(53)	(1)
Loss on currency swap, net	(727)	—
Transaction gain, net	356	—
Other gain, net	45	8

Total Other Income (Expenses)	(742)	530

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(6,670)	1,809
Provision for income taxes	4	29

INCOME (LOSS) FROM CONTINUING OPERATIONS	(6,674)	1,780

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	(248)	10

NET INCOME (LOSS)	$(6,922)	$1,790

INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE (1):
Income (loss) from continuing operations	$(0.10)	$0.03
Income (loss) from discontinued operations	(0.00)	0.00

Income (loss) per weighted average common share	$(0.10)	$0.03

INCOME (LOSS) PER COMMON SHARE -— ASSUMING DILUTION (1):
Income (loss) from continuing operations	$(0.10)	$0.03
Income (loss) from discontinued operations	(0.00)	0.00

Income (loss) per weighted average common share	$(0.10)	$0.03

(1)	Income per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended
	March 31,
	2006	2005
	(Unaudited)	(Unaudited)
NET CASH USED IN OPERATING ACTIVITIES	$(2,451)	(3,745)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(4,866)	(273)
Maturities of short-term securities	—	12,124

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(4,866)	11,851

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from employee loans	108	—
Repayment of employee loans	(1,132)	—
Issuance of common stock	945	130

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(79)	130

EFFECT OF EXCHANGE RATE CHANGES ON CASH	458	—

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(6,938)	8,236
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	78,803	82,691

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$71,865	$90,927

SUPPLEMENTAL INFORMATION
Depreciation included in cost of sales	$2,721	$47
Depreciation include in selling, general and administrative expense	500	108
Depreciation included in research and development expense	320	318
Amortization of intangible assets	1,755	—

Glenayre Technologies, Inc.
Summary Schedule of Non-GAAP Financial Data
(In thousands) Unaudited
The following summary of financial data shows the reconciliation of income (loss) from continuing operations, as determined in accordance with accounting principles generally accepted in the United States (GAAP), earnings before interest, taxes, depreciation and amortization from continuing operations.
EBITDA is income (loss) from continuing operations before net interest income, income taxes, depreciation and amortization and is presented because the Company believes that such information is commonly used in both the telecommunications industry and the entertainment industry as one measure of a company’s operating performance. EBITDA from continuing operations is not determined in accordance with generally accepted accounting principles, it is not indicative of cash provided by operating activities, should not be used as a measure of operating income and cash flows from operations as determined under GAAP, and should not be considered in isolation or as an alternative to, or to be more meaningful than, measures of performance determined in accordance with GAAP. EBITDA, as calculated by the Company, may not be comparable to similarly titled measures reported by other companies and could be misleading unless all companies and analysts calculated EBITDA in the same manner.

	Three Months Ended
	March 31,
	2006	2005

Income (loss) from continuing operations	$(6,674)	$1,780

Income tax provision	4	29
Gain on currency translation	(356)	—
Loss on currency swaps	727	—
Loss on disposal of assets	53	1
Interest (income) expense, net	363	(523)
Depreciation and amortization	5,296	472
Other income, net	(45)	(8)

EBITDA from continuing operations	$(632)	$1,751

EBITDA from continuing operations by segment
Messaging business	(2,374)	1,751
EDC	1,742	—

	$(632)	$1,751